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                                                                    EXHIBIT 10.2

                                             CERTAIN CONFIDENTIAL INFORMATION IN
                                               THIS EXHIBIT DENOTED BY ASTERISKS
                                                   HAS BEEN REDACTED PURSUANT TO
                                              17 C.F.R. SUBSECTION 200.80(b)(4),
                                                            200.83 AND 240.24b-2


                             COVENANT NOT TO COMPETE

          This Covenant Not to Compete is made and given this 23rd day of July, 1999 (this "Covenant"), by First Data Corporation, a Delaware corporation ("Parent"), to infoUSA Inc., a Delaware corporation ("Purchaser").

                                    ARTICLE I
                                   DEFINITIONS

          Except as provided below, capitalized terms not defined herein shall have the meanings provided in the Agreement and Plan of Reorganization dated as of May 28, 1999 (the "Agreement') by and among Purchaser, Parent, Donnelley Marketing, Inc., a Delaware corporation (the "Company"), and certain other parties named therein.

          "Alliance" means any venture (in any form, including in corporate, partnership or limited liability company form) or contractual alliance now or hereafter entered into between Parent or any of its Affiliates and one or more third Persons pursuant to which the third Person venturer has the contractual or other legal right to block major business and/or corporate actions by such venture.


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          "Controlled Affiliate" means an Affiliate (other than an Alliance) in which Parent, directly or indirectly, owns greater than 50% of the equity interests and has the power to direct the business that such Affiliate may or may not conduct.

          "Merchant Acquiring Services" means the provision of any of the following services or products, directly or indirectly, to merchants in respect of Transaction Cards: (i) the authorization and capture of transactions, (ii) the submission of such transactions for interchange settlement or other settlement, (iii) the preparation of statements or reports based on such transactions, chargebacks and other exception items (including by electronic access), (iv) the provision of customer service or other back office services in respect of any of such transactions, (v) the sale, lease or rental of POS hardware relating to any of the foregoing and (vi) clearing and settlement services.

          "Restricted Activities" means the business as currently conducted by the Company, including the provision of list services (including sale, licensing and list rental), database marketing services (including housing, storing, maintaining, enhancing and updating data), compilation or aggregation services, data processing services that constitute merge/purge, address hygiene (including the National Change of Address (or NCOA) product) and data append services and database information services that constitute market segmentation, consumer profiling, modeling and demographic information services.


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          "Transaction Cards" means debit cards, credit cards (including private label and retail credit cards), bank cards, oil cards, payment cards, electronic benefit payment cards, smart cards, stored value cards or other similar cards.


                                   ARTICLE II
                                    COVENANT

          In consideration of the transactions contemplated by the Agreement, Parent hereby covenants and agrees as follows with Purchaser:

          (a) Except as provided in paragraph (b) and (c) below, Parent covenants and agrees that, beginning on the Closing Date and for a period ending on the fifth anniversary of the Closing Date, neither Parent nor any of its Controlled Affiliates will own, manage, operate or control a business engaged in the Restricted Activities anywhere in the United States of America; provided, however, that nothing set forth in this Covenant shall prohibit Parent or its Affiliates from:

               (i) owning not in excess of 10% in the aggregate of any class of capital stock of any corporation (including a corporation engaged in a Restricted Activity) if such stock is publicly traded and listed on any national or regional stock exchange or on the Nasdaq national market system;

               (ii) except as provided in clause (iv) below, acquiring, and following such acquisition, actively engaging in, any business that has a subsidiary,


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          division, group, franchise or segment that is engaged in any
          Restricted Activity ("Competing Unit"), so long as on the date of such acquisition not more than 25% of the consolidated revenues of such business are derived from a Restricted Activity;

               (iii) except as provided in clause (iv) below, acquiring and, following such acquisition, actively engaging in any business that has a Competing Unit if on the date of such purchase more than 25% of the consolidated revenues of such business are derived from a Restricted Activity, so long as such business divests itself of the Competing Unit promptly after the date of such acquisition so that on the date of such divestiture not more than 25% of the consolidated revenues of such business are derived from a Restricted Activity; provided, however, that with respect to any purchase intended to be accounted for as a pooling of interests under GAAP or treated for federal income tax purposes as a tax-free reorganization, no such divestiture shall be required until, in the reasonable opinion of Parent, such divestiture would no longer endanger the accounting of such acquisition as a pooling of interests under GAAP or the treatment for federal income tax purposes of such acquisition as a tax-free reorganization;

               (iv) acquiring and, following such acquisition, actively engaging in any business identified on Annex A hereto that has a Competing Unit,


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          provided, however, that Parent and Purchaser shall negotiate in good faith for a period of 45 days from the date of Parent's or its Controlled Affiliate's acquisition of such business the purchase by Purchaser of such Competing Unit from Parent or its Controlled Affiliate on terms and conditions that are agreed to by Purchaser and Parent or such Controlled Affiliate; provided, further, that if at the end of such 45-day period no such agreement has been reached, Parent or the Controlled Affiliate shall cause such business to divest itself of the Competing Unit promptly thereafter; and, provided, further, that if the purchase of such business was intended to be accounted for as a pooling of interests under GAAP or treated for federal income tax purposes as a tax-free reorganization, no such divestiture to Purchaser or any third Person shall be required until, in the reasonable opinion of Parent, such divestiture would no longer endanger the accounting of such acquisition as a pooling of interests under GAAP or the treatment for federal income tax purposes of such acquisition as a tax-free reorganization;

               (v)    performing any services pursuant to the Data Agreements;
          or

               (vi) engaging in any activity or providing any services of the type currently being performed or provided by Parent or its Affiliates (other than the Company) or any enhancements or modifications of such activities or services


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          and new activities or services developed in support of such activities or services to remain competitive in the applicable industry.

          (b) Nothing in this Covenant, including paragraph (a) above, shall prevent Parent or its Affiliates from providing any of the following products or services (including any products or services supportive or ancillary to any Restricted Activity conducted by a third Person):

               (i) issuing or processing of Transaction Card transactions and related products, services and systems (including the MarketStat product, which is a product that is currently intended to use data collected, assembled or obtained by Parent or its Affiliates in connection with the operation of businesses not prohibited by this Covenant or data provided by its customers for, among other things, marketing purposes), loan processing services and line-of-credit services;

               (ii) issuing, processing, clearing, verification and guarantee of checks (including electronic truncation thereof), credits, debits, drafts, ATM transactions, ACH transactions, electronic funds transfers, recurring payment transactions;

               (iii) electronic and/or paper bill, invoice, statement or notice presentment and payment services;

               (iv)   official checks and money orders services;


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               (v)    funds transfer services;

               (vi) payment processing, including bill payment, remittance processing, tax payment, payment instrument services and cash management services;

               (vii) in store and other off-site retail location facility installments and related consulting services;

               (viii) mutual fund shareholder recordkeeping services and systems; mutual fund portfolio accounting services and systems and related legal, tax, compliance, treasury and administrative functions; third party mutual fund distributor services as a registered broker-dealer under the Securities Exchange Act of 1934; third party defined contribution plan recordkeeping services and systems; and third party defined benefit plan recordkeeping services and systems;

               (ix) preparation and mailing (or other form of delivery, including electronic delivery) of bills, invoices, statements or notices;

               (x) messaging services, including the preparation, printing, facsimile or electronic transmission and/or mailing of letters or other communications and the preparation and telephonic delivery of pre-recorded voice messages;


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               (xi)   automated voice response and call center services
          (including directory assistance);

               (xii) telephone check drafting or electronic funds transfer services (including Internet and web-based transactions) and the enrollment, authorization and confirmation services provided in connection therewith or in connection with bill payment and presentment;

               (xiii) provision (whether by batch or transactional) of analytic modeling products or services (including various "scoring" products and services) relating to credit worthiness, householding, profitability, customer services, collection effectiveness, retention, fraud, bankruptcy, settlement, payment and related metrics regarding transactions, accounts or business performance and the provision of credit reports and other credit bureau services, account screening services and other credit reporting applications and check acceptance services;

               (xiv) the business currently conducted by Hogan Information Services Co. ("Hogan"), a Delaware company and a wholly-owned subsidiary of Parent, including the sale, licensing or rental of public record data, suppression, merge/purge, address hygiene and data appending services utilizing public record data, public records on-line, public record batch services, bankruptcy, divorce and tax lien notification and screening, document retrieval, pre- and post-employment screening and any other products or services utilizing public record


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          data or components thereof, until such time, if any, as Purchaser consummates the purchase of Hogan pursuant to the Hogan Option Agreement, dated as of the date hereof between Purchaser and Parent;

               (xv) utilizing in any manner data collected, assembled or obtained by Parent or its Affiliates in connection with the operation of businesses not prohibited by this Covenant;

               (xvi) making of outbound telephone calls and written communications to a debtor seeking collection of amounts owed by such debtor;

               (xvii) processing of debit or credit transactions for deposit accounts;

               (xviii) employment screening, customer acquisition and address management services; or

               (xix) Merchant Acquiring Services and services offered to merchants in connection with the establishment of Internet-based commerce.

               (c) Nothing in this Covenant, including paragraph (a) above, shall prevent any Affiliate of Parent from engaging in the Restricted Activities after such Affiliate ceases to be an Affiliate of Parent.


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                                   ARTICLE III

                                  MISCELLANEOUS


          (a) In the event that Parent or any of its Controlled Affiliates violates any of their respective obligations under this Covenant, Purchaser may proceed against such Person in law or in equity for such damages or other relief as a court may deem appropriate. Parent acknowledges that a violation of this Covenant may cause Purchaser or its Affiliates irreparable harm which may not be adequately compensated for by money damages.

          (b) It is the intent and understanding of each party hereto that if, in any action before any Governmental Entity legally empowered to enforce this Covenant, any term, restriction, covenant or promise in this Covenant is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such Governmental Entity.

          (c) Purchaser may transfer this Covenant (i) in connection with any merger or consolidation of Purchaser with another corporation, provided that Purchaser furnishes the Parent with notice of such transfer within 10 business days after the public announcement of the same; or (ii) in connection with the transfer or sale of substantially all of Purchaser's equity or assets, provided that Purchaser furnishes Parent with notice of such assignment and assumption within 10 business days prior thereto. Subject to the foregoing, all provisions contained in this Covenant shall extend to and be binding


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upon the parties hereto and their respective permitted successors and permitted assigns.

          (d) This Covenant (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (ii) is not intended to confer upon any other person any rights or remedies hereunder, and (iii) except as is otherwise required by applicable law, may only be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

          (e) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to Purchaser, to:

                    infoUSA Inc.
                    5711 South 86 Circle
                    Omaha, Nebraska 68127
                    Attention: Vinod Gupta
                    Telephone No.: (402) 593-4500

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention: Francis S. Currie, Esq.
                    Telephone No.: (415) 493-9300


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               (ii) if to Parent, to:

                    First Data Corporation
                    6200 S. Quebec
                    Englewood, Colorado 80111
                    Attention: President

                    with a copy to:

                    First Data Corporation
                    6200 S. Quebec
                    Englewood, Colorado 80111
                    Attention: General Counsel - Integrated Services Division

                    and a copy to:

                    Sidley & Austin
                    One First National Plaza
                    Chicago, Illinois 60603
                    Attention: David Zampa, Esq.
                    Telephone: (312) 853-4573

          (f) This Covenant shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) This Covenant may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.


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          IN WITNESS WHEREOF, the parties hereto have caused this Covenant to be executed the day and year first above written.

                                        infoUSA INC.

                                        By
                                          --------------------------------------

                                        Name
                                            ------------------------------------

                                        Title
                                             -----------------------------------




                                        FIRST DATA CORPORATION

                                        By
                                          --------------------------------------

                                        Name
                                            ------------------------------------

                                        Title
                                             -----------------------------------


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                                                                         Annex A


                             Identified Competitors

[*]


[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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